EX-16

LETTER FROM HAUSSER + TAYLOR, LLP.





                             HAUSSER + TAYLOR, LLP.
                                  Canton, Ohio



                                November 30, 2001


Securities and Exchange Commission
Washington, DC  20549

Re: Kids Stuff Inc.
File No. 000-29334

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Kids Stuff Inc. dated November 30, 2001 and agree with the statements contained therein as far as they relate to Hausser + Taylor, LLP. We have no basis to agree or disagree with the last three sentences contained in the first paragraph of Item 4.


                                   /s/ HAUSSER + TAYLOR, LLP
                                   ----------------------
                                   HAUSSER + TAYLOR, LLP.